WHEREAS, CONSOLIDATION SERVICES, INC., of 2756 N. Green Valley Parkway, Henderson, Nevada 69014, (hereafter referred to as the “First Party”) is purchasing nine (9) certain tracts or parcels of land lying and being on Cow Creek, Owsley County, Kentucky, and which are more fully described in Exhibit “A” which is attached hereto and incorporated herein by reference (hereafter referred to as the “Property”); and

WHEREAS, AMS DEVELOPMENT, INC., of 380 Barbourville Road, London, Kentucky 40744, (hereafter referred to as the “Second Party”) is a Kentucky limited liability corporation which is in the business of providing engineering, consulting and administrative services necessary to developing real property for the mining and removal of coal; and

WHEREAS, First Party desires to employ Second Party to provide engineering, consulting and administrative services in the development of the Property;

NOW, THEREFORE, this agreement is entered into by and between First Party and Second Party on this 26th day of August, 2008, pursuant to the following terms and conditions:

1.           Second Party agrees that it will provide engineering, consulting and administrative services necessary to develop the Property so that coal mining operations will be conducted to recover the mineable and merchantable coal reserves which are located on and under the Property.  While the parties agree that surface mining operations are preferred, Second Party shall provide services for auger and/or highwall mining operations when these methods are more practicable to enhance the recovery of the mineable and merchantable coal reserves.

2.           Second Party agrees that the mining and reclamation plan will be structured to provide for and enhance long term organic farming, with particular attention directed to cattle farming, once the mining operations and reclamation has been complete on the Property.  Examples of enhancement techniques include seeding mixtures, permanent pond construction, access road construction and leaving a gentle contour to slopes to the extent practical.

3.           Second Party understands and agrees that a fair economic balance of coal recovery and long term use of organic farming will be a primary concern in any and all mining and reclamation planning.

4.           Second Party understands and agrees that a primary consideration in developing the coal recovery plan will be to maximize to the extent possible the area available for cattle farming during the coal removal operation.

5.           Second Party shall prepare and submit, or cause to be submitted any and all information and documents required by all regulatory and administrative agencies which oversee coal mining and reclamation.  Such submissions include, but are not limited to, the following: coal mining permit applications with mining and reclamation operation plans, mine license applications, applicable Division of Water permit applications, applicable permit applications required by the U.S. Army Corps of Engineers, mining plans required by the U.S. Mine Safety and Health Administration, and any and all other required submissions.

6.           The Parties understand and agree that the project development plan includes the goal of commencing mining within six months of the date of this agreement, and pledge and agree to use their reasonable best efforts to accomplish this goal.

7.           The consideration which First Party shall provide to this agreement for the  services to be provided by Second Party is as follows: the sum of $100,000.00 which has heretofore been paid, convey one-half of the coal rights to the property unto Second Party, and pay the sum of $400,000.00 by the issuance of 200,000 shares of unregistered common stock of Consolidation Services, Inc, valued at $2.00 per share (hereafter referred to as the “Shares”).  The Shares shall be issued as follows: Pat Mitchell Enterprises, Inc. - 45,000 shares, Billy David Altizer - 45,000 shares, Sitter Drilling, LLC - 37,500 shares, AMS Development, LLC - 72,500 shares.  The Shares shall issued subject to the conditions set forth hereafter.

a.           The issue of the Shares shall be within seven days of the closing for the purchase of the Property.  The shares shall be issued in four certificates as specified above.  All entities taking title to the Shares shall collectively and individually be legally obligated to abide by the lock up/leak out terms specified in subsequent paragraphs.  First Party agrees to include the Shares in the first registration statement which First Party files with the Securities and Exchange Commission, where said shares can be legally included.  It is First Party’s intent to file a registration statement with these shares as soon as possible.

b.           The Shares shall be sold subject to a lock up agreement (hereafter referred to as the “Lock Up”), as specified in item paragraph d., and the $400,000.00 value of the Shares shall be guaranteed (hereafter referred to as the “Guarantee”) as specified in paragraph f. below.

c.           The Lock Up shall permit the four share owners combined to sell 4,000 shares per week (the “Weekly Quota”) commencing on the date the proposed registration statement is declared effective by the SEC and ending fifty weeks later.  Share owners may elect to not sell the Weekly Quota.

d.           Any shares not sold on schedule will not be eligible for sale until after the Lock Up period.  After the Lock Up period, any weekly quota not sold on schedule will be eligible for sale as the holder of said shares deems desirable.  There shall be no volume limitations on the sale of said shares.  The Guarantee will not apply to the shares and the surplus payable to First Party will also be null and void for said shares.  Share owners shall be deemed to be a speculator on said shares.

e.           First Party shall Guarantee the $400,000.00 value of the Shares as long as the Shares are sold in compliance with the Lock Up.  Share owners shall submit copies of all sales transactions of the Shares to First Party in order to allow determination of money owed by First Party to share owners in the event of a deficit.  Share owners shall submit said copies of sales transactions to First Party on a monthly basis, by the 10th day of each month for the preceding month’s sales transactions.  At the end of the Lock Up First Party and share owners shall calculate the total amount received through the sale of the Shares.  In the event the sales of the Shares averages less than the market price used to calculate the number of shares issued ($2.00 per share), First Party shall pay share owners an amount sufficient to bring the average sales price for the entire Lock Up period to $2.00 per share.  In the event share owners sell more shares than permitted at any time during the Lock Up, the Guarantee shall be null and void for all sales of Shares, provided however, any surplus shall be payable to First Party.

f.           In the event share owners sell shares at a price that is greater than $5.00 per share, share owners shall pay First Party any surplus.  Said surplus shall be determined and payable as with the deficit payment described in the preceding paragraph.

WITNESSETH, the signatures of the parties hereto on the day and date set forth hereinabove.

FIRST PARTY:                       CONSOLIDATION SERVICES, INC.

By:_/s/ Johnny R. Thomas
JOHNNY R. THOMAS, PRESIDENT

ATTEST

Helen H. Thomas
SECRETARY

SECOND PARTY:                  AMS DEVELOPMENT, INC.

By:_/s/ Billy David Altizer
BILLY DAVID ALTIZER,
MANAGING MEMBER

STATE OF NEVADA
COUNTY OF ______________________

Subscribed and sworn to before me by JOHNNY R. THOMAS, President of CONSOLIDATION SERVICES, INC., a Delaware corporation, Grantor, for and on behalf of said corporation by him as its President, and attested by ___________________________, Secretary,  on this _____ day of _____________, 2008.

___________________________
NOTARY PUBLIC
My commission expires ________________________

(SEAL)

STATE OF KENTUCKY
COUNTY OF Laurel

Subscribed and sworn to before me by BILLY DAVID ALTIZER, Managing Member of AMS DEVELOPMENT, LLC., for and on behalf of said corporation by him as its Managing Member,  on this 26th day of August, 2008.

__/s/______________________
NOTARY PUBLIC

My commission expires 12 July 2012

This Instrument Prepared By
    Darrell A. Herald
    Attorney at Law
    Jackson, Kentucky 41339

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